Exhibit 10.31

LOAN AGREEMENT

by and between

TRULIEVE CAPPS HIGHWAY LLC, as Borrower

and

VALLEY NATIONAL BANK, as Agent

And

THE LENDERS NAMED HEREIN,

(“Lender”)

Dated: as of December 21, 2022

Rev’d 12/2019

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[Certain information indicated by [***] has been excluded from this Exhibit 10.31 because it is not material.]

Rev’d 12/2019

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LOAN AGREEMENT

THIS LOAN AGREEMENT (“Agreement”) dated this 21st day of December, 2022 by and between TRULIEVE CAPPS HIGHWAY LLC, a Florida limited liability company (“Borrower”), having a mailing address of 3494 Martin Hurst Road, Tallahassee, Florida 32312, and VALLEY NATIONAL BANK, (“VNB”) a national banking organization, having an office at 1455 Valley Road, Wayne, New Jersey 07470, as administrative agent (including any of its successors and assigns, “Agent”) for VNB, individually as a Lender, and the other lenders hereto (collectively, together with such other co-lenders as may exist from time to time, “Lender”).

Background

Borrower is the owner in fee simple of certain real property designated as Parcel Numbers: 08-1S-4E-0000-0043-0000 and 08-1S-4E-0000-0040-0100 on the tax maps of the City of Monticello, Jefferson County, State of Florida and located at 1834 W Capps Highway, Monticello, Florida, (the “Real Property”) together with the commercial and agricultural grow buildings located thereon (the “Improvements”). The Real Property and the Improvements now or hereafter erected thereon and all personal property owned by Borrower and encumbered by the Mortgage, together with all of the Borrower’s rights pertaining to such property and Improvements, as more particularly described in the Granting Clauses of the Mortgage, are sometimes collectively referred to herein as the “Mortgaged Property.” The Real Property is more fully described in Exhibit A attached to the Mortgage.

Borrower desires to borrow from Lender and Agent is set to administer and each Lender, subject to the terms and conditions set forth herein, is severally prepared to lend to Borrower the overall sum of SEVENTY-ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 ($71,500,000.00) DOLLARS in order to (a) refinance certain existing indebtedness of Borrower, (b) finance costs incurred in connection with the closing of the transaction contemplated herein, (c) finance the cost of the Improvements and (d) finance other matters of Borrower (collectively, the “Loan Purposes”).

VNB, First Federal Bank (“FFB”) and Cogent Bank (“Cogent”) are the three lenders that will make the Loan to Borrower.

NOW THEREFORE, in consideration of the premises, and of the mutual promises and undertakings of the parties set forth herein, and with the intention of being legally bound hereby, the parties hereto agree as follows:

1.
The Loan.
(a)
Purpose and Amount. On the date hereof, Agent shall administer the Loan and Lender is lending to Borrower the sum of SEVENTY-ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 ($71,500,000.00) DOLLARS (the “Loan”) for the Loan Purposes.
(b)
Loan Documents; Security.
(i)
Borrower's obligation to repay the Loan and any other sums loaned to Borrower by Lender hereunder is evidenced by one or more notes, made by Borrower to each

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Lender in the respective principal amounts of the related Lender’s Ratable Share (as defined below) of the Loan, and all of which notes shall collectively be in the aggregate principal amount of SEVENTY-ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 ($71,500,000.00) DOLLARS (the “Principal Sum”) (collectively, as the same may be amended, supplemented, restated, increased, extended and consolidated, substituted or replaced from time to time, the “Note”) providing for the payment of principal (together with interest thereon at the rate set forth therein, in such installments, at such times, and according to such further terms as set forth in the Note. Ratable Share shall mean with respect to any Lender, the percentage of such Lender’s maximum committed loan amount, which shall be set forth on Schedule I attached hereto, as such amount shall be reduced from time to time in accordance with provisions of the Note.
(ii)
As security for the Note and all of Borrower's obligations thereunder and hereunder, Borrower shall execute and deliver to Agent on behalf of Lender or cause to be executed and delivered to Agent on behalf of Lender, as the case may be, the following:
(A)
Four Mortgage and Security Agreements (collectively, the “Mortgage”) encumbering the Mortgaged Property, and all renewals and replacements thereof or additions thereto, all as more specifically described in each Mortgage.
(B)
Four Absolute Assignments of Leases and Rents (collectively, the “Assignment of Leases and Rents”) assigning all of Borrower's right, title and interest in and to any and all present and future leases affecting the Mortgaged Property or any part thereof, all as more particularly set forth in each Assignment of Leases and Rents.
(C)
Uniform Commercial Code financing statements (the “UCCs”) delivered by Borrower in favor of each Lender perfecting Lender's security interests granted pursuant to the Mortgage in all tangible and intangible Personal Property (as hereinafter defined) now owned or hereafter acquired by Borrower and located on or used in connection with the Mortgaged Property.
(D)
A Guaranty and Suretyship Agreement (the “Guaranty”) executed by Trulieve, Inc. (“Trulieve Tenant”) and Trulieve Holdings, Inc. (“Trulieve Holdings”) (each, a “Guarantor” and collectively, the “Guarantors”) in favor of Agent and Lender pursuant to which Guarantors guarantee the Guaranteed Obligations (as such term is defined in the Guaranty), all as more particularly set forth in the Guaranty.
(E)
A Guaranty of Lease Payments (the “Lease Guaranty”) executed by Trulieve Cannabis Corp. (“TCC”) in favor of Agent and Lender pursuant to which TCC guarantees the Lease Payments (as such term is defined in the Lease Guaranty), all as more particularly set forth in the Lease Guaranty.
(F)
An Environmental Indemnity Agreement (“Environmental Indemnity”) executed by Borrower and Guarantors (collectively, the “Environmental Indemnitors”) for the benefit of Agent and Lender pursuant to which Environmental Indemnitors, jointly and severally, will indemnify, defend and hold Agent and Lender harmless from and against all costs, claims, liability or expense arising in connection with Environmental Laws, Regulated Substances, or Contamination as such terms are defined in the Environmental Indemnity.

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(iii)
As further support for the Loan, Borrower shall execute and deliver to Lender or cause to be executed and delivered to Lender, as the case may be, the following:
(A)
Subordination, Non-Disturbance and Attornment Agreements on Agent’s standard form from the tenants occupying the Mortgaged Property where such leases do not have mortgagee subordination provisions acceptable to Agent, each executed by Borrower and the applicable tenant; and
(B)
Tenant estoppel certificates (in a form required under such tenant’s lease, or if not so required, on Agent’s standard form) from all the commercial tenants occupying the Mortgaged Property executed by the applicable tenant.
(iv)
Borrower shall enter into, execute and deliver, or cause to be executed and delivered, such additional documents and instruments as Agent and Lender shall reasonably require in connection with the Loan. The Notes, Mortgages, Assignments of Leases and Rents, UCCs, Guaranty, Lease Guaranty, Environmental Indemnity and other documents and instruments executed and delivered to Agent in connection with the Loan (all of which, together with this Agreement (as from time to time amended, restated and extended) are hereinafter collectively referred to as the “Loan Documents”) shall be in form and substance satisfactory to Agent and Lender, and all necessary filing and recording fees with respect thereto shall be paid by Borrower.
(v)
In connection with an interest rate swap agreement, Borrower shall enter into and/or deliver to Lender in form and content satisfactory to Lender in its sole and absolute discretion, any and all documents related to any Swap Transactions (as defined herein) by and between the Borrower and Lender, including but not limited to the Swap Transaction Documents (as defined herein). All such Swap Transaction Documents shall include such terms and conditions as required by Lender and/or its counsel. The Borrower acknowledges and agrees that any and all Collateral (hereinafter defined) granted to secure the Note and the other Loan Documents shall also secure any and all Swap Indebtedness.
(c)
Increased Costs. If any existing or future law, regulation, or guideline or the interpretation thereof by any Governmental Authority, court or administrative agency charged with the administration thereof, or compliance by Agent and Lender with any request or directive (whether or not having the force of law) made by or from such Governmental Authority, imposes, modifies, deems applicable or results in the application of any capital maintenance, capital ratio or similar requirement against loan commitments made by Lender (or participations therein) or Agent on behalf of Lender in anticipation of the effectiveness of any capital maintenance, capital ratio or similar requirement takes reasonable action to enable itself to comply therewith, and the result thereof is to impose upon Lender or increase any capital requirement applicable as a result of the making or maintenance of the commitment or participations therein and are generally being imposed by Lender on similarly situated borrowers (as reasonably determined by Agent on behalf of Lender) (which imposition of or increase in capital requirements may be determined by Agent's reasonable allocation of the aggregate of such capital impositions or increases) then, within thirty (30) days of written demand by Agent together with a certificate setting forth the basis and amount of each request by Agent for compensation under this section, Borrower shall pay to Agent on behalf of Lender from time to time as specified by Agent additional commitment fees that shall be sufficient to compensate Lender for such impositions of or increase in capital requirements,

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together with interest on each such amount from the date that is thirty (30) days after such written demand by Agent until payment in full thereof at the otherwise applicable rate hereunder. For the avoidance of doubt, Agent shall confirm to Borrower at the time it makes any claim under this Section 1(c) that the methods of determination and allocation used by it in determining the amount of Borrower’s payment are reasonably consistent with Lender’s treatment of customers similar to Borrower (as reasonably determined by Agent). For purposes of this Agreement the term “Governmental Authority” shall mean: any governmental court, board, agency, administrative agency, commission, office, authority, department, bureau or instrumentality of any nature whatsoever or any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.
(d)
Use of Term. The term “Obligor” as used in this Agreement shall mean individually and collectively, Borrower and any Guarantor.
2.
Representations and Warranties

. Borrower hereby represents and warrants to Agent and Lender that as of the date hereof (and which representations and warranties shall continue and survive until the Loan has been paid in full):

(a)
Formation; Existence; Composition. Borrower is a limited liability company validly existing and in good standing in the State of Florida and has the power and authority to own and operate the Mortgaged Property in the State of Florida. Kimberly Rivers (“Rivers”) is a Manager, Chief Executive Officer and President of Borrower and Eric Powers (“Powers”) is a Manager, Secretary and Treasurer of Borrower. Trulieve Holdings is a Delaware corporation and is the sole member of the Borrower. Trulieve Holdings’ sole shareholder is TCC, which is a British Columbia, Canadian corporation. True and correct copies of Borrower's Articles of Organization and Operating Agreement, together with all amendments thereto (“Organizational Documents”) and a current Good Standing Certificate issued by the Florida Secretary of State, have been furnished to Agent on behalf of Lender and the same are in full force and effect as of the date of this Agreement.
(b)
Power and Authority; Authorization; Enforceability. Borrower has full power, authority and legal right to execute, deliver and comply with each of the Loan Documents to which it is a party and any other document or instrument relating to the Loan to be executed by Borrower. All actions of Borrower and other authorizations necessary or appropriate for the execution and delivery of and compliance with the Loan Documents and such other documents and instruments have been taken or obtained and the Loan Documents and such other documents and instruments constitute the respective valid and legally binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, and by applicable general principals of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(c)
Governmental Approval of Loan Documents. No consent, approval, or other authorization of or by Florida Governmental Authority is required in connection with Borrower's

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execution and delivery of or compliance with any of the Loan Documents, or of any other document or instrument relating to the Loan executed by Borrower. To the best knowledge of the Borrower, no consent, approval or other authorization of or by a federal Governmental Authority that regulates, oversees or prosecutes the sale, growing or dispensing of cannabis is required in connection with the Borrower’s execution and delivery of or compliance with any of the Loan Documents or of any other document or instrument relating to the Loan executed by Borrower.
(d)
Conflict; Breach. Borrower's execution and delivery of and compliance with the Loan Documents will not conflict with or result in a breach of any applicable law, judgment, order, writ, injunction, decree, rule, or regulation of any Governmental Authority, or of any provision of Borrower's Organizational Documents or of any agreement or other document or instrument to which Borrower is a party or by which Borrower or any of its property is bound, and such actions by Borrower will not result in the creation or imposition of any lien, charge or encumbrance upon any property of Borrower or of anyone other than Lender.
(e)
Litigation. There is no action, suit or proceeding pending or, to the knowledge of Borrower, threatened in writing against or affecting Borrower or the Mortgaged Property before or by Governmental Authority that is not fully covered by insurance, or is reasonably likely to have a “material adverse change” (as such term is defined in Section 9 of this Agreement) on the transaction contemplated hereby.
(f)
Compliance With Laws. The Mortgaged Property, and the use thereof, complies in all material respects with all applicable zoning, fire, electrical, safety, building and land use codes, Cannabis Growing Licenses, Florida Cannabis Laws, regulations and statutes, laws and regulations and if damaged the Mortgaged Property can be rebuilt without variance or special exception.
(g)
Title to the Mortgaged Property. Borrower has, or simultaneously with the consummation of the Loan will have, good and insurable, and to the best knowledge of the Borrower, marketable fee simple title to the Mortgaged Property. The Mortgaged Property shall not be subject to any lien, charge, or encumbrance except the Permitted Encumbrances (defined in the Mortgage) and such liens that Borrower may have bonded or be contesting in accordance with the provisions of the Mortgage.
(h)
Title to Personal Property. All personal property (“Personal Property”) with respect to which Borrower has granted to Lender a security interest pursuant to any of the Loan Documents is otherwise owned by Borrower and is free and clear of all liens, encumbrances, and security interests except for the Permitted Encumbrances. Personal Property shall be defined as (i) materials, (ii) all items of tangible and intangible personal property, and (iii) Equipment, Building Equipment and Intangibles (as each is defined in the Mortgage) now or hereafter owned by Borrower, wherever located, and either (i) to be incorporated into the Improvements, (ii) used in connection with the construction of the Improvements or (iii) to be used in connection with the operation of the Mortgaged Property.
(i)
Bankruptcy; Insolvency.

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(i) Neither Borrower nor any other Obligor, as the case may be, has applied for or consented to the appointment of a receiver, trustee or liquidator of itself, himself or herself or any of its, his or her property, admitted in writing its, his or her inability to pay its, his or her debts as they mature, made a general assignment for the benefit of creditors, been adjudicated as bankrupt or insolvent or filed a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it, him or her in any proceeding under any such law, and no action has been taken by it, him or her for the purpose of effecting any of the foregoing. No order, judgment or decree has been entered by any court of competent jurisdiction approving a petition seeking reorganization of Borrower, any general partner of Borrower, or any other Obligor, or all or a substantial part of the assets of Borrower, or any other Obligor, or appointing a receiver, sequestrator, trustee or liquidator of it, him or her or any of its, his or her property.

(ii) Neither Borrower nor any other Obligor, as the case may be, has failed (A) to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations or (B) failed to remain solvent or pay its own liabilities (including, without limitation, salaries of its own employees) only from its own funds.

(j)
No Default. Borrower is not in default in the payment or performance of any of its obligations or in the performance of any mortgage, indenture, lease, contract or other agreement or undertaking to which it is a party or by which it or any of its properties or assets may be bound, which default may materially affect its business, assets, liabilities, results of operations or financial condition. Borrower is not in default under any order, award or decree of any court, arbitrator, or Governmental Authority binding upon or affecting it or by which any of its properties or assets may be bound or affected, and no such order, award or decree, if any, materially and adversely affects the ability of Borrower to carry on its business as presently conducted or to perform its obligations under the Loan Documents.
(k)
Tax Returns and Payments. All federal, state and other tax returns of each Obligor required by law to be filed have been duly filed or extensions obtained, and all federal, state and other taxes, assessments and governmental charges or levies upon such Obligor or any of its properties, income, profits or assets which are due and payable have been paid.
(l)
Financial Statements. All financial statements furnished to Agent and Lender are true, correct and complete in all material respects and reflect all material direct and contingent liabilities of every kind required to be provided for on a balance sheet prepared in accordance with generally accepted accounting principles (“GAAP”), and fairly present the financial position and results of operations of TCC as of the last publicly published financial statements.
(m)
No Adverse Changes. Since the date of the most recent financial statements published by TCC, no “material adverse change” has occurred in the business, assets, liabilities, financial condition, results of operations or business prospects of Borrower, and no event has occurred or failed to occur which has had or is reasonably likely to have a material adverse effect on the business, assets, liabilities, financial condition, results of operations or business prospects of Borrower.

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(n)
Accuracy and Completeness of Information. All information, reports, statements and other papers and data furnished to Agent and Lender prepared by or for Borrower were, at the time the same were so furnished, complete and correct in all material respects. No document furnished or statement made to Agent by Borrower and to the best of Borrower’s knowledge, any Obligor, in connection with the negotiation, preparation or execution of the Loan Documents contains or will contain any untrue statement of fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading. No fact is known to Borrower which has had, or may in the future have, a material adverse change upon any Obligor’s business, assets, liabilities, condition, financial or otherwise, or results of operations, that has not been set forth in the financial statements furnished to Agent or other reports or other papers or data otherwise disclosed in writing to Agent.
(o)
Patriot Act, etc. Neither Rivers, Powers, any Obligor, any owner of a direct, nor to the best of Borrower’s knowledge, an indirect interest in Borrower or any other individual with significant responsibility managing the Borrower (i) is listed on any Government Lists (as defined below), (ii) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC (as defined below) or in any enabling legislation or other Presidential Executive Orders in respect thereof, (iii) has been previously indicted for, or convicted of, any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense (as defined below), or (iv) is currently under investigation by any Governmental Authority for alleged criminal activity. The term “Government Lists” means (i) the Specially Designated Nationals and Blocked Persons Lists maintained by Office of Foreign Assets Control (“OFAC”), (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC, or (iii) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other government authority or pursuant to any Executive Order of the President of the United States of America. The term “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (i) the criminal laws against terrorism, (ii) the criminal laws against money laundering, (iii) the Bank Secrecy Act, as amended, (iv) the Money Laundering Control Act of 1986, as amended, or the (v) Patriot Act, as amended. “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense.
3.
Covenants

Borrower covenants and agrees that, until the Loan has been paid in full:

(a)
Compliance with Laws. The Real Property and the Improvements shall be operated and maintained in accordance with all applicable laws, rules and regulations relating thereto and Trulieve Tenant will operate in compliance with all licenses and permits in compliance with State Cannabis Laws. Notwithstanding the foregoing, Agent and Borrower acknowledge that although certain State Cannabis Laws have legalized the cultivation, distribution, sale and possession of cannabis and related products (a) the nature and scope of Federal Cannabis Laws may result in circumstances where activities permitted under State Cannabis Laws may contravene

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Federal Cannabis Laws and (b) engagement in Restricted Cannabis Activities may contravene Federal Cannabis Laws. Accordingly for this Loan, each representation, covenant and other provision hereof relating to compliance with “applicable law” (or words of similar effect) will be subject to the following: engagement that is permitted under State Cannabis Laws but contravenes Federal Cannabis Laws, and in respect of which the applicable Governmental Authority have agreed, or are bound by applicable law to forego or have otherwise suspended prosecution and enforcement of such Federal Cannabis Laws, will not, in of itself, be deemed non-compliance with applicable laws, provided however that engagement in any Restricted Cannabis Activity, as determined by Agent in its sole discretion, will be deemed to be non-compliance with applicable law and any change in Cannabis Laws that results in the Borrower’s business activities becoming a Restricted Cannabis Activity will be deemed to be non-compliance with applicable law.
(b)
Commercial Leases. Except for that certain Lease of even date herewith between Borrower, as landlord, and Trulieve Tenant, as tenant (the “Trulieve Lease”), which is hereby approved by Agent and Lender, subject to the below provisos, the Borrower shall not enter into any lease or similar agreement for space in the Mortgaged Property to a single tenant that is over 5,000 square feet (the “Lease Threshold”), without obtaining Agent's prior written approval of all of the terms and conditions thereof, which approval shall not be unreasonably conditioned, withheld or delayed, provided however, that multiple leases or combination of leases which are to a tenant or its affiliates which are below the Lease Threshold but in the aggregate exceed the Lease Threshold shall still be subject to Agent approval. Once approved or deemed approved, the Borrower shall not materially amend or modify or cancel the Trulieve Lease or any other lease or similar agreement that exceeds the Lease Threshold except as specifically provided for therein without obtaining Agent's prior written approval, which approval shall not be unreasonably conditioned, withheld or delayed. Agent shall have the right from time to time to require the Borrower to provide tenant estoppel certificates (in a form required under such tenant’s lease, or if not so required, on Agent’s standard form) from the tenants occupying the Mortgaged Property. Agent and Lender acknowledge that (i) the Trulieve Lease is not a Capital Lease as such term is defined in this Agreement and (ii) the Trulieve Lease does not have to be negotiated on an arm’s length basis between unaffiliated third parties provided that the lease terms have a reasonable relationship with comparable leases in Jefferson County, Florida.
(c)
Additional Financing. Borrower shall not incur any additional indebtedness on its Personal Property or the Real Property (except trade payables and equipment financing) whether or not secured by any lien or security interest on the Mortgaged Property or any other property encumbered in favor of Lender to secure the Loan without obtaining Agent’s prior written consent thereto.
(d)
Status of Title to Mortgaged Property. Except for Permitted Transfers (defined in Section 3(k) of this Agreement), leases pursuant to Section 3(b) above, or the sale of the Mortgaged Property and the corresponding and simultaneous payment by the Borrower to the Agent of the Aggregate Debt, all Swap amounts due under the Note and all other monetary sums owed by Borrower to Agent under the Loan Documents all as determined by the Agent, the Borrower shall not transfer ownership (whether legal or equitable) of the Mortgaged Property or any part thereof, directly or indirectly, voluntarily or involuntarily, without the prior written approval of Agent, which may be granted or withheld in Agent’s sole, non-reviewable discretion. Without the prior written consent of Agent, the Borrower shall not create or permit to exist any

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lien, encumbrance or security interest in favor of any third party with respect to the Mortgaged Property or any property, whether or not a fixture, installed thereon or stored thereat unless such lien is bonded or discharged pursuant to Section 3(jj) and the Borrower shall keep all such property free from any such lien or security interest other than those created in favor of Lender pursuant to the Loan Documents and liens for Taxes (as such term is defined in the Mortgage) not yet due and payable and Permitted Encumbrances. In general, the Borrower shall keep the title to the Mortgaged Property good, marketable and insurable and free of any matter which would prevent any title insurance company from certifying the lien of any mortgage to be executed in favor of another lender or other mortgagee in substitution for or in payment of the Loan, as other than a good and valid first lien upon the Mortgaged Property.
(e)
Environmental Matters. Borrower will not, and will not permit any tenant or other occupant of the Mortgaged Property to, store, use, generate, treat or dispose of any Regulated Substances or Contamination (each term being defined in the Environmental Indemnity Agreement) on the Mortgaged Property in violation of any applicable federal, state or local laws or regulations. Borrower shall notify Lender in writing, within five (5) days of Borrower’s notice of any of the following: any pending or threatened (in writing) claim, demand or action by any Governmental Authority or third party relating to any Regulated Substances or Contamination affecting the Mortgaged Property of which Borrower has actual knowledge or the discovery of any Regulated Substances or Contamination at the Mortgaged Property or on any real property adjoining or in the vicinity of the Mortgaged Property.
(f)
Financial Information. During the term of the Loan, the Borrower shall:
(i)
Deliver or cause to be delivered to the Agent no later than one hundred twenty (120) days from the close of each fiscal year of TCC during the term hereunder, each in form and substance reasonably acceptable to the Lender:
(A)
the annual financial statements of TCC as of the end of and for such calendar year in form substantially similar to those previously delivered by Borrower to Lender, and which shall include TCC’s balance sheet and statements of cash flow for such preceding calendar year just ended. All such financial statements shall be prepared in accordance with GAAP by an authorized officer of TCC who shall certify same as presenting accurately in all material respects the financial condition of TCC, provided however, that this documentary delivery requirement shall be waived so long as TCC publicly reports its annual financial results on form 10K or such other Canadian equivalent.
(ii)
In the event that TCC fails to publicly report its financial statements, the failure by Borrower to provide, or cause to be provided by TCC, the financial information in the time periods required, may, in Agent’s sole, non-reviewable discretion, result in an increase in the rate of interest under the Note by one percentage point (one hundred basis points) per annum for the period during which the financial information remains outstanding. Any such rate increase shall be in addition to all other remedies available to Agent under this Agreement and the Note.
(g)
Additional Financial Information. Borrower shall furnish to Agent such additional financial statements and reports, asset verification, and other information as Agent may reasonably request from time to time.

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(h)
Financial Covenants.
(i)
DSCR: Beginning with the six-month period ending June 30, 2023, TCC shall maintain a minimum Debt Service Coverage Ratio (as defined more fully below, “DSCR”) of 2.00x (the “DSCR Threshold”) measured semi-annually on a rolling twelve-month basis on June 30 and December 31 of each year (each, a “Testing Period”).
(ii)
EBITDA: During the term of the Loan, the Maximum Funded Debt of TCC to Consolidated EBITDA shall not exceed 3.50x, which calculation shall be measured quarterly as set forth below.
(iii)
Quarterly Certificate:
(A)
The Borrower shall deliver quarterly to Agent, by the earlier to occur of (i) five (5) Business Days after TCC publishes it’s financials for the prior quarter or (ii) forty-five (45) days after prior quarter end, or with respect only to prior year ends, (60) days following the prior year end, a certificate (“Quarterly Certificate”) executed by an authorized officer of Borrower certifying that (a) there exists no event or circumstance that constitutes a default or Event of Default by Borrower under the Loan Documents; (b) that there exists no default or Event of Default under the Senior Notes (as defined in the Note) between VNB and Trulieve Holdings and Trulieve Tenant; (c) Borrower has no knowledge and has not received any notice of any pending or threatened (in writing) events, actions or proceedings affecting the Cannabis Licenses or operations at the Mortgaged Property, which, as to the operations at the Mortgaged Property, is not fully covered by insurance and (d) TCC’s calculation of its EBITDA for the prior quarter. The Borrower shall also deliver with the Quarterly Certificate that certain TCC Competitor List required in Section 11(d) of this Agreement. The first Quarterly Certificate shall be delivered by the Borrower to Agent on the date that is earlier of (i) five (5) Business Days after TCC publishes it’s financials for the quarter ending December 31, 2022 or (ii) forty-five (45) days after December 31, 2022.
(iv)
Liquidity: Borrower shall maintain a minimum Liquidity of $25,000,000 as measured semi-annually on June 30 and December 31 of each year, the first such test commencing on June 30, 2023.
(v)
For purposes of this Agreement, the following definitions shall be applicable:

“Amortization” shall mean the payments of principal by the Borrower during the term of the loan based on a 240-month (20) year time frame. The Agent. shall calculate the Amortization to be paid by the Borrower.

“Cash” shall mean the legal tender of the United States of America.

“Cash Equivalents” shall mean (a) obligations. or securities issued or directly and fully guaranteed or insured by the United States of America or any agency thereof; (b) certificates of deposit, time deposits and bankers' acceptances, and overnight bank deposits, in each case which

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are issued by a commercial bank organized under the laws of the United States or any state or district thereof; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b); and (d) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above.

“CPLTD” shall mean the current portion of long-term debt.

“CP of Capital Lease Obligations” shall mean the current portion of a Capital Lease payment that is due within the following fiscal year.

“Capital Lease” shall mean a lease agreement of business equipment or property. The lesser agrees to transfer the ownership rights to the lessee once the lease period is completed. A Capital Lease is a long-term lease obligation.

“Capital Expenditures” are funds used by a company to acquire, upgrade and maintain physical assets such as property, plants, factories, buildings and technology.

“Consolidated EBITDA” shall mean for any period with respect to TCC and its Affiliates on a consolidated basis, the sum of (a) consolidated Net Income (or loss) for such period (excluding extraordinary gains and losses), plus (b) the following items solely to the extent such items are deducted from the calculation of Net Income for such period: (i) all Interest Expense for such period, plus (ii) all charges against income for such period for federal, state, foreign, franchise and local taxes, plus (iii) Depreciation expenses for such period, plus (iv) Amortization expenses for such period, plus (v) one time transaction costs, fees and expenses paid in cash in connection with the execution and delivery of this Agreement including all fees paid to the Agent and Lenders, plus (vi) fees and expenses incurred in connection with any amendments or waivers of any of the Loan Documents, plus (vii) Extraordinary non-recurring expenses. Consolidated EBITDA shall be calculated by TCC and subject to verification and final determination by Agent based on Agent’s usual method of calculation for similar projects, which determination shall be final absent manifest error.

“Depreciation” which is a non-cash charge, shall mean a reduction in the value of an asset with the passage of time, due in particular to wear and tear, and shall be calculated in accordance with GAAP.

“DSCR” means, for each Testing Period, the quotient obtained by dividing (a) the sum of Net Income, Depreciation, Amortization, Interest Expense, plus, to the extent determined by the Lender in its sole discretion, other non-cash expenses and Extraordinary non-recurring expenses by (b) (i) CPLTD, (ii) the current portion of Capital Leases plus (iii) Interest Expense.

“Extraordinary non-recuring expenses” shall mean expenses which are unusual or infrequent gains or losses in a company's financial statements that are unlikely to recur and shall be determined by Lenders in its their sole discretion, such determination being considered a “Major Decision” as defined in Section 10(b)(v) hereof. The Agent acknowledges that the Remaining Construction is not an Extraordinary non-recurring expense.

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.

“Gross Revenue” shall mean all revenue of TCC from whatever source, but excluding taxes on receipts required to be accounted for by TCC to any Governmental Authority, non‑recurring revenues as determined by Agent, refunds and uncollectible accounts, proceeds of casualty insurance, Awards (other than business interruption or other loss of income insurance related to business interruption or loss of income for the period in question) and any disbursements to Borrower of any funds established by the Loan Documents. Gross Revenue shall be computed in accordance with GAAP and shall be calculated by TCC and subject to verification and final determination by Agent based on Agent’s usual method of calculation for similar projects, which determination shall be final absent manifest error.

“Interest Expense” shall mean all interest payable by TCC and its Subsidiaries (including interest owed to institutional lenders and as a result of private placements).

“Liquidity” shall mean unrestricted and unencumbered Cash and Cash Equivalents acceptable to Agent.

“Maximum Funded Debt” shall mean, as to TCC and its Subsidiaries, all debt owed to institutional lenders and as a result of private placement.

“Net Income” shall mean Gross Revenue less Operating Expenses.

“Net Worth” shall mean the excess of total assets over total liabilities, each determined in accordance with GAAP provided that depreciation and amortization of equipment and goodwill shall not be deducted from total assets.

“Non-cash expenses” shall mean business expenses (including but not limited to write downs or accounting entries) that do not require the expenditure of cash and do not affect cash flow including depreciation, depletion (allocation of the costs of natural resources (such as minerals, oils, and timber) being extracted from the land), Amortization, and deferred charges (those certain long-term prepaid expenses that are carried as an asset on a balance sheet until used/consumed).

“Operating Expenses” shall mean all costs and expenses of TCC, including, without limitation, utilities, repairs and maintenance, insurance premiums, taxes, ground rent, impositions, advertising expenses, professional fees, payroll and related taxes, equipment lease payments but excluding actual Capital Expenditures, Depreciation, Amortization and other similar Non‑cash expenses; provided, however, such costs and expenses shall be subject to adjustment by Agent to normalize such costs and expenses. Operating Expenses shall be calculated by TCC and subject to verification and final determination by Agent based on Agent’s usual method of calculation for similar projects, which determination shall be final absent manifest error.

(i)
Maintenance of Existence. Borrower shall maintain its existence as a Florida limited liability company. Borrower shall not amend its Organizational Documents except for ministerial changes to the Organizational Document that do not affect the ownership structure or membership of Borrower or change its fiscal year, without in each case obtaining the prior written approval of Agent, which approval shall not be unreasonably withheld, delayed or conditioned.

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(j)
Single Purpose, Bankruptcy Remote Entity. Borrower has not and shall not:
(i)
engage in any business or activity other than the purchase, ownership, development, construction, leasing, growing, licensing and/or sale of the Mortgaged Property and any activities incidental thereto;
(ii)
acquire or own any assets other than (A) the Mortgaged Property, and (B) such incidental Personal Property as may be necessary for the ownership of the Mortgaged Property;
(iii)
merge into or consolidate with any person or entity, or dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;
(iv)
fail to observe all organizational formalities or fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the applicable legal requirements of the jurisdiction of its organization or formation, or amend, modify, terminate or fail to comply with the provisions of its organizational documents;
(v)
form or own any subsidiary or make any investment in any person or entity;
(vi)
commingle its assets with the assets of any other person or entity;
(vii)
incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation) other than (A) the Loan and/or (B) trade and operational indebtedness incurred in the ordinary course of business with trade creditors on commercial reasonable terms and conditions;
(viii)
assume or guaranty the debts of any other person or entity, hold itself out to be responsible for the debts of any other person or entity, pledge its assets for the benefit of any other person or entity, hold out its credit as being available to satisfy the obligations of any other person or entity, or acquire obligations or securities of any other person or entity; or
(ix)
fail to remain in good standing under the laws of the State of Florida.
(k)
No Transfer of Equity Interest.

(i) Borrower shall maintain: (x) Rivers as a Manager, President and Chief Executive Officer and Powers as a Manager, Secretary and Treasurer of Borrower, provided, however, that Borrower shall have the right to replace Rivers or Powers as a result of either’s death or incapacity or leaving the employment of TCC or Borrower provided that in such event Borrower shall be required to replace Rivers or Powers with a manager or officer of similar experience in running a multinational Cannabis company, (y) Trulieve Holdings as the sole member of Borrower and (z) TCC as the sole shareholder of Trulieve Holdings, subject to the provisions in Section 3(k)(iii) below. No direct equity ownership in Borrower will be transferred, pledged or encumbered without the prior written consent of Agent, which may be granted or withheld in Agent’s non-reviewable discretion. Notwithstanding the foregoing, and provided there then exists no Event of

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Default or state of facts which with the giving of notice or passage of time, or both, would become an Event of Default, the following shall be permitted so long as the Permitted Transfer Conditions (defined below) are satisfied (the “Permitted Transfers”):

(A) transfers of direct ownership interests in Borrower between individuals and/or legal entities or trusts owning equity interests in Borrower as of the date of this Agreement;

(B) transfers of direct ownership interests in Borrower by devise or descent or by operation of law upon the death or disability of the transferor; and/or

(C) transfers of ownership interests in Borrower to the owner’s immediate family members (i.e., spouse, child, parent, sibling or grandchild of such owner) or a trust established for the benefit of such immediate family member.

(ii) The following items (A), B), (C) and (D) are each a “Permitted Transfer Condition” and collectively, the “Permitted Transfer Conditions”:

(A) Agent may establish a threshold level of percentage ownership interest of existing owners of direct interest in Borrower to which all direct owners of Borrower shall adhere;

(B) the management of TCC, Borrower, Trulieve Holdings., and/or Trulieve Tenant shall not be changed except as provided in Section (k)(A)(x) above; and

(C) no owner of a direct interest in Borrower (w) is listed on any Government Lists, (x) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC or in any enabling legislation or other Presidential Executive Orders in respect thereof, (y) has been previously indicted for, or convicted of, any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense, or (z) is currently under investigation by any Governmental Authority for alleged criminal activity.

(D) Borrower shall provide Agent with written notice and details of any Permitted Transfer of Borrower’s direct membership interests within fifteen (15) Business Days (as defined in the Note) prior to the transfer becoming effective under the Loan Documents (or as soon as reasonably practical following the death or disability of the transferor) so Agent can confirm compliance with the Permitted Transfer Conditions and the other applicable conditions in this sub-paragraph. If Borrower does not provide Agent with such written notice and details of the Permitted Transfer, or satisfy the other applicable conditions in this sub-paragraph, the proposed Permitted Transfer shall constitute an Event of Default.

(iii) Notwithstanding anything in Sections 3(k)(i) or (ii) or anything else herein or in the Loan Documents to the contrary, provided that Section 3(k)(ii)(B) of the Permitted Transfer Conditions is satisfied, no Lender consent shall be required, and nothing shall prevent (A) TCC or the holders of its securities from (directly or indirectly) offering, issuing, selling, transferring, pledging, encumbering any securities (including without limitation, any securities convertible or

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exchangeable for shares or other securities of TCC) or assets of TCC, including, without limitation, pursuant to any compensation plan or contract or by or in connection with any reorganization, amalgamation, consolidation or merger, restructuring or recapitalization of TCC or (B) any direct or indirect transfers of membership interests, stock, shares or equity interest in Trulieve Holdings and/or Trulieve Tenant. For purposes of this Agreement, the Transfers in the foregoing clauses (A) and (B) of this Section 3(k)(iii) shall constitute “Permitted Transfers,” but the Permitted Transfer Conditions shall not apply except for Section 3(k)(ii)(B).

(l)
Principal Office. Borrower shall maintain its principal office and/or the office where it keeps its books and records at 3494 Martin Hurst Road, Tallahassee, Florida 32312 unless it gives Agent prior written notice of any proposed change in location thereof.
(m)
Books and Records. Borrower shall keep complete and accurate books and records in accordance with GAAP consistently applied. Borrower shall furnish to Agent all such written information relating to its business operations as may be requested by Agent from time to time.
(n)
Audit. Agent shall have the right at any time and from time to time during normal business hours upon forty-eight (48) hours’ notice to audit the books and records of Borrower and Borrower shall be obligated to make available for any such audit all books, records and other information that Agent may reasonably request for such purpose and to cooperate fully with Agent in connection therewith. Notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default or as a result of requirements by the Agent’s regulators, Agent shall have the right to audit at any time during normal business hours.
(o)
Changed Circumstances. Borrower shall promptly notify Agent of any change in any fact or circumstance represented or warranted by Borrower herein and in any other documents furnished to Agent in connection with this Agreement.
(p)
Additional Appraisals. If at any time Agent reasonably determines that the value of the Mortgaged Property may have materially diminished since the date of this Agreement or there is a Default or an Event of Default, then Agent shall have the right to obtain an updated appraisal in form and substance satisfactory to Agent. Unless there is any existing Event of Default in which case Borrower must pay for all appraisals, Borrower shall only be required to pay for any such appraisal obtained once every three (3) years during the term of the Loan.
(q)
Bank Accounts and Deposit Relationship.
(i)
Bank Accounts. Borrower covenants and agrees to establish a commercial checking account with the Agent (the “Operating Account”) prior to or simultaneously with the execution and delivery of this Agreement and to maintain such account until the payment in full of the Loan. All loan payments shall be paid through the Operating Account.
(ii)
The Operating Account shall be non-interest bearing account of the type customarily maintained by Agent or its servicing agent for similar purposes, which accounts may not bear the highest rate of interest then available in the market. All interest earned shall be added to the balance in such accounts. Borrower assumes all risk of loss with respect to amount on

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deposit in such accounts, other than loss resulting solely from the willful misconduct or gross negligence of Agent or Lender as finally determined by a court of competent jurisdiction. If an Event of Default shall occur, the Agent may, without notice or demand on Borrower, at its option: (i) withdraw any or all of the funds then remaining in the Operating Account and apply the same to the Loan, after deducting all actual costs of safekeeping, collection and delivery, in such manner as the Lender shall deem appropriate in its sole discretion, and the excess, if any, shall be paid to Borrower, or (ii) exercise any and all rights and remedies of a secured party under any applicable Uniform Commercial Code or available at law or in equity. No such use of the funds contained in the Operating Account shall be deemed to cure any Event of Default under any of the Loan Documents.
(iii)
Borrower, Obligors and/or their Affiliates agree to use VNB and FFB as one of its principal banks for deposits and general banking transactions during the term of the Loan.
(iv)
Deposit Relationship. On the date herewith, Borrower, Obligors and/or their Affiliates shall establish one or more accounts at VNB, which accounts may be comprised of existing accounts, which shall have an aggregate minimum deposit amount of $50,000,000. The accounts may be comprised of any VNB bank products. The Borrower, Obligors and their Affiliates shall maintain a minimum deposit amount of $10,000,000 at VNB during the Loan term. On the date herewith, Borrower, Obligors and their Affiliates shall also deposit or have on deposit $5,000,000 at FFB and maintain such balance at FFB throughout the Loan term. VNB and FFB shall periodically verify that the deposit minimums are being maintained and notify Borrower of any deposit minimum shortfall, which shall then be cured by a cash deposit by Borrower, Obligors and/or their Affiliates of the shortfall amount within thirty (30) days of such notice (the “Deposit Shortfall Notice”).
(r)
Property Management. The Mortgaged Property is currently and shall be self-managed by Borrower and there are no management agreements, written or oral, for the Mortgaged Property. Borrower (i) shall manage the Mortgaged Property in a professional and competent manner; (ii) shall not transfer the responsibility for management of the Mortgaged Property to any other person or entity without the prior written consent of Lender, in its reasonable discretion; and (iii) shall give Agent written notice of any notice or information that Borrower receives which indicates that Borrower is changing its management of the Mortgaged Property. In the event Borrower elects to no longer self-manage the Mortgaged Property, and, instead elects to retain a professional management company to manage the Mortgaged Property (“Property Manager”) or, once a Property Manager is appointed, to replace a Property Manager, Borrower shall provide Agent with: (a) at least thirty (30) days prior written notice, which notice shall include a copy of the proposed property management agreement and which management agreement shall be subject to Agent’s approval in its reasonable discretion; and (b) Borrower and Property Manager shall execute an assignment of management agreement and subordination of management fees agreement on Agent’s then current form.
(s)
Further Documentation. At any time, and from time to time, upon Lender's written request and at Borrower’s sole expense, Borrower will promptly and duly execute and deliver such further documents and instruments and do such further acts and things as Lender may reasonably request in order to obtain the full benefits of this Agreement and the Loan Documents,

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and the rights and powers herein and therein granted, including the filing of any financing or continuation statements and amendments thereto to correct any missing information required by such Loan Documents (so long as same, excepting any correction to obtain the full benefits of this Agreement as aforesaid, do not increase the liability or obligations, or decrease the rights of Borrower as set forth in the Loan Documents). Borrower hereby authorizes Lender to file any financing or continuation statement and amendment thereto to the extent permitted by applicable law.
(t)
Performance by Lender of Borrower’s Obligations. If Borrower fails to perform or comply with any of its agreements contained herein following written demand therefor by Agent, and Agent, as provided for by the terms of this Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of Agent incurred in connection with such performance or compliance (together with interest thereon at the Default Rate (as defined in the Note)) shall be payable by Borrower to Agent on demand and shall constitute obligations secured hereby.
(u)
Mortgage. In addition to the covenants set forth above, the covenants set forth in the Mortgage are hereby incorporated in this Agreement by reference as if set forth herein in their entirety.
(v)
Maintenance of Mortgaged Property. Borrower will maintain or cause to be maintained the Mortgaged Property in good condition and repair, provided Borrower shall make all necessary repairs, replacements, additions, betterments and improvements to the Mortgaged Property so that the business carried on at the Real Property and Improvements may be properly conducted at all times.
(w)
Accounting Methods. Borrower shall maintain or cause to be maintained a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made in accordance with GAAP, make provision in their accounts in accordance with GAAP for reserves for depreciation, obsolescence and amortization and all other proper reserves and accruals which in accordance with GAAP should be established.
(x)
Information Covenants. Borrower will furnish, or cause to be furnished, as the case may be, the following information to the Agent (which shall be in such form and in such detail as shall be satisfactory to the Agent and Lender) immediately upon notice thereof:
(i)
the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or before any arbitrator against or in any other way relating adversely to Borrower or the Mortgaged Property in excess of $100,000 against which Borrower is not adequately insured or in excess of $250,000 whether or not Borrower is so insured;
(ii)
any written notice received from any Governmental Authority relating to any order, ruling, statute or other law or information which would materially and adversely affect the operations of the Mortgaged Property or the financial condition of Borrower;

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(iii)
any written notice regarding any violation that is reasonably likely to result in the non-renewal, termination or suspension of Trulieve Tenant Cannabis License, any Cannabis License granted to Borrower or the State Cannabis Law, as hereinafter defined;
(iv)
any amendment of the Borrower’s Organizational Documents except ministerial changes that that do not affect the ownership structure or membership of Borrower or change its fiscal year;
(v)
any “material adverse change” with respect to the Mortgaged Property or its value or the financial condition, business prospects or results of operations of Borrower;
(vi)
any Event of Default hereunder or any event of default under any other material agreement to which Borrower or any other Obligor is a party or by which any of their respective properties may be bound;
(vii)
any default or breach by Borrower under (i) any Cannabis or material contract or (ii) any early termination of any material contract or the receipt by Borrower of any written notice from the other party to any material contract of such party’s intent to terminate such material contract early;
(viii)
any written communications to or from a Governmental Authority which regulates cannabis, including but not limited to the Internal Revenue Service, the Environmental Protection Agency, or the Florida Department of Health which pertains specifically to (a) the growing, selling or dispensing of cannabis, (b) notice of enforcement proceedings, complaints, violations of laws, State Cannabis Laws and/or (c) matters of similar import addressed to Borrower and reasonably relating to a violation, suspension, enforcement proceeding against, non-renewal or cancellation of the Cannabis License of Borrower or Trulieve Tenant in Florida;
(ix)
any written reports, notices, or writings received from any Governmental Authority relating to suspension, enforcement proceedings against, non-renewal, cancellation or violations of law at or of the cannabis operation at the Mortgaged Property, provided, however, that Borrower shall not be required to deliver to Agent notices, reports or writings received from any Governmental Authority setting forth immaterial or ministerial violations of Florida law or Florida regulations of or relating to the cannabis operation at the Mortgaged Property which are cured or corrected by or on behalf of Borrower within the time period set by the applicable Government Authority;
(x)
any written notices received by Borrower and/or any material written notices received by TCC, or their Affiliates from any Governmental Authority relating to the commission of any Restricted Cannabis Activities by Borrower; and
(xi)
any pending or threatened (in writing) litigation, action, proceeding or other controversy against or involving Borrower or Trulieve Tenant which is reasonably likely to adversely or negatively affect the validity, legality or enforceability of any Cannabis License granted to Borrower or Trulieve Tenant in Florida or State Cannabis Law in Florida.
(y)
Insurance. Borrower will maintain or will cause to be maintained with financially sound and reputable insurance companies, all insurance policies in accordance with

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Section 4 of the Mortgage. Borrower shall give the Lender prompt notice of any and all insurance claims made by Borrower with respect to the Collateral (hereinafter defined).
(z)
Sale of Assets; Merger. Borrower shall not: (i) sell, convey, transfer or assign its interest in the Mortgaged Property unless the Loan and all of the Aggregate Debt, all Swap amounts due under the Note and all other monetary sums owed by Borrower to Agent under the Loan Documents all as determined by the Agent shall be paid from the proceeds of such transaction; or (ii) consolidate with or merge into any corporation or other organization or permit any corporation or other organization to merge into it.
(aa)
Guarantees. Borrower shall not, without Lender’s prior written consent, guaranty, endorse, become surety for, or otherwise in any way become or be responsible for the obligations of any other Person.
(bb)
Transactions with Affiliates. Except for the Trulieve Lease, Borrower shall not enter into any transaction with any Affiliate of Borrower or any Guarantor on terms which are less favorable to Borrower than if such transaction were a bona-fide arms-length transaction between unaffiliated parties.
(cc)
Accuracy and Completeness of Information. Borrower covenants that all information, reports, statements, and other papers and data furnished to Lender pursuant to any provision or term of this Agreement or any of the Loan Documents shall be, at the time the same is so furnished, complete and correct in all material respects.
(dd)
Business Purpose of Loan. Borrower will use the proceeds of the Loan solely for the purpose of carrying on a business or commercial enterprise and not for personal, family, or household purposes.
(ee)
Sale of Licenses. Borrower and Trulieve Tenant shall not transfer, lease, or sell any Cannabis License in either of their names in Florida without Agent consent, which consent shall not be unreasonably withheld, conditioned or delayed.
(ff)
Renewal of Licenses. Borrower and Trulieve Tenant shall be required to renew any Cannabis Licenses granted to either of them in Florida, including, but not limited to its cultivation and processing licenses, when renewal is required under Florida law and shall deliver copies of such written renewals to Agent within fifteen (15) Business Days of the renewal date of such Cannabis License.
(gg)
Property Use. Borrower shall not lease any portion of the Real Property or the Improvements to, or permit the use of any portion of the Real Property or the Improvements, by any business or entity (including, without limitation, Borrower) engaged in any activity on or at the Real Property or the Improvements that violates any applicable federal, state or local law, even if such activity is legal under other applicable federal law or other state or local law applicable where the business is or will be located. If any portion of the Mortgaged Property is used for any activity in violation of the foregoing or leased to entity in violation of the foregoing, then it shall be an Event of Default under this Agreement if such use or lease was with the consent of the Borrower, or if such use or lease was not with the consent of the Borrower, it shall constitute an Event of Default under this Agreement if Borrower does not diligently pursue the discontinuance

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of such use or termination of such lease. The foregoing provisions of this Section 3(gg) shall not be construed to prevent Borrower from operating cannabis related business activities under the authority of one or more Cannabis Licenses in Compliance with State Cannabis Laws or to lease the Real Property and the Improvements to Trulieve Tenant.
(hh)
Restricted Cannabis Activities. Borrower shall not engage in any Restricted Cannabis Activities.
(ii)
Inspection. The Agent, Lender, and/or their agents or employees shall have the right, at any time from time to time during normal business hours on forty-eight (48) hours’ notice to perform site inspections on the Mortgaged Property to verify that the physical plant, equipment, cannabis operation and fixtures at the Mortgaged Property are being maintained in good working order and replaced or repaired where necessary. In the event that Agent and/or Lender determines, in its discretion, that the physical plant, equipment, cannabis operation and fixtures are not being adequately maintained in a satisfactory manner, then Agent shall notify Borrower to effectuate the necessary repairs or replacements within thirty (30) days of Agent’s notice, provided however that in the Borrower is unable to make such repairs in such thirty (30) day period, but is acting in good faith and with due diligence, then the Agent shall extend the time period to make such repairs for an additional ninety (90) days (a total of 120 days). In the event that Borrower is still unable to effectuate the repairs in such additional time period, then Borrower may request in writing a further extension from Agent, which shall have the option of granting such request and providing an additional extension in its reasonable discretion.
(jj)
Mechanic Liens. The Borrower covenants and agrees to discharge (by bond or otherwise) any mechanic’s lien or claim therefor filed against the Mortgaged Property for $25,000 or more within forty-five (45) days after notice that a mechanic’s lien or such claim has been filed; and to discharge (by bond or otherwise) any mechanic’s lien or claim therefor filed against the Mortgaged Property for less than $25,000 within sixty (60) days after notice that a mechanic’s lien or such claim has been filed.
(kk)
Remaining Construction Work. Borrower has notified the Agent that the construction of the Improvements on the Mortgaged Property has not been completed and that there is approximately $1,425,000 of additional construction work that needs to be completed on the Mortgaged Property (the “Remaining Construction Work). As a consequence, Agent shall advance from the Loan proceeds the sum of $2,850,000.00 (which amount shall be derived from each Lender’s Ratable Share of the Loan). The escrow shall be held by Agent in a restricted account and only released pursuant to Borrower’s satisfaction of the terms of a certain Escrow Agreement being executed simultaneously with this Agreement.
(ll)
Automatic Charge. All aggregate payments due under the Loan and payable on each Payment Date (as such term is defined in the Note) shall be made by automatic debit from an account maintained by Borrower with Agent for such purpose in which account the Borrower shall maintain a balance sufficient to pay the aggregate monthly payment due to Agent and all of the Lenders on each Payment Date under the Notes. In the event that the money maintained in such account is insufficient for any payment due under the Notes, Agent shall notify Borrower in writing to make a cash deposit, in an amount determined by Agent, prior to the next Payment Date.

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4.
Maximum Rate of Interest on Loan

Notwithstanding anything to the contrary contained herein or in any other document the effective rate of interest shall not exceed the maximum rate of interest permitted by applicable law or regulation, or highest rate permitted by the applicable usury law (the “Maximum Rate”). Agent hereby agrees not to collect knowingly any interest from Borrower in the form of fees or otherwise which will render the Loan usurious. In the event that such interest would be usurious in Agent's opinion, Agent reserves the right to reduce the interest payable by Borrower. This provision shall survive the closing and repayment of the Loan.

5.
Limitation of Agent’s and Lender's Liability

The rights and benefits of this Agreement shall not inure to the benefit of any third party. Notwithstanding anything to the contrary contained in this Agreement or in any of the other Loan Documents, or any conduct or course of conduct by Borrower, Agent or Lender or their respective Affiliates, agents or employees, neither this Agreement nor any such Loan Documents shall be construed as creating any rights, claims or causes of action against Agent and Lender in favor of any Person other than Borrower.

6.
Indemnity

Borrower, for itself and all those claiming under or through it, agrees to protect, indemnify, defend and hold Agent and Lender, and its respective directors, officers and employees harmless, from and against any and all liability, expense, or damage of any kind or nature and from any suits, claims or demands, including reasonable legal fees and expenses, arising out of this Agreement or in connection therewith, including, without limitation, claims for brokerage and finder's fees in connection with the Loan, but excluding any liabilities, expenses, or damages arising primarily from the gross negligence or willful misconduct of Agent or Lender. This obligation specifically shall survive the repayment of the Loan.

7.
Default.
(a)
Events of Default. The occurrence of any one or more of the following events, beyond the expiration of any applicable notice and cure period specifically set forth herein, shall constitute an Event of Default hereunder:
(i)
Borrower shall fail to repay the Loan in full at maturity (whether on the Maturity Date (as defined in the Note) or by acceleration or otherwise) or to make any other payment of principal and/or interest, as applicable, due to Lender under the Note or under any of the other Loan Documents within ten (10) days after the date when such payment shall become due and payable,
(ii)
Borrower shall fail to make or cause to be made any payment for real estate taxes or insurance premiums when such payment is due and payable; provided, however, that in the event that Agent is holding an Escrow for any of the foregoing and fails to make payment to the taxing authority or insurance company when such payment is due, such failure shall not be an Event of Default hereunder, provided however, that if Borrower has failed fund the full amount

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of any required Escrow to Agent as provided under the Mortgage, then such failure shall remain an Event of Default;
(iii)
Except as may be otherwise specifically permitted herein or in any other Loan Document, Borrower enters into an agreement relating to the management or operation of the Mortgaged Property or otherwise fails to comply with sub-paragraph 3(r) Property Management
(iv)
Borrower shall fail to observe or perform any of the covenants or agreements on its part to be observed and performed under sub-paragraph 3(h) Financial Covenants, provided that with respect to Borrower’s delivery of the Quarterly Certificate, it shall be an Event of Default in the event that Borrower fails to deliver the Quarterly Certificate within ten (10 days of Agent’s notice that it has not been received by Agent.
(v)
Borrower shall fail to observe or perform the covenants under sub-paragraph 3(y) Insurance of this Agreement, provided, however, that with respect to the renewal by Borrower of its Wind Insurance (as such term is defined in the Mortgage), Agent shall provide Borrower with a Wind Insurance Extension of sixty (60) days to renew its Wind Insurance and deliver proof of such renewal to Agent as specifically provided in Section 4 of the Mortgage,
(vi)
Unless otherwise specifically provided for in this sub-paragraph 7(a), Borrower shall fail to observe or perform any of the covenants or agreements on its part to be observed and performed under this Agreement or under any of the other Loan Documents within the time period for compliance specified therein, or if no such time period is specified, within thirty (30) days after written notice from Agent of such non‑compliance; provided, however, that if such non-compliance cannot with due diligence and good faith be cured in such period, if Borrower shall in good faith within such thirty (30) day period commence the curing of such non-compliance and pursue the curing of such non-compliance continually and diligently, such thirty (30) day period shall be extended for so long as may be reasonably necessary to cure such non-compliance, not to exceed, however, an additional ninety (90) days (i.e., one hundred and twenty (120) days in the aggregate). For avoidance of doubt, this section 7(a)(vi) is not applicable to any failure to renew Wind Insurance, as Borrower’s sole extension of time to cure the failure to delivery Wind Insurance is the Wind Insurance Extension set forth in Section 4 of the Mortgage and in Section 7(a)(v) above.
(vii)
Any representation or warranty under any Loan Document shall be untrue in any material respect when made;
(viii)
Any Event of Default shall occur under the terms of any Loan Document or under any document evidencing or securing any other loan or credit facility from Agent or Lender to Borrower after the expiration of any applicable notice and cure period set forth in such document evidencing such loan or credit facility;
(ix)
There shall be a “material adverse change” in violation of Section 9 of this Agreement, as reasonably determined by Agent;
(x)
Borrower or any other Obligor shall apply for or consent to the appointment of a receiver, trustee or liquidator of itself, himself or herself or any of its, his or her

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property, admit in writing its, his or her inability to pay its, his or her debts as they mature, make a general assignment for the benefit of creditors, be adjudicated bankrupt or insolvent, or file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it, him or her in any proceeding under any such law, or if action shall be taken by Borrower or any other Obligor for the purpose of effecting any of the foregoing;
(xi)
Any order, judgment or decree shall be entered by any court of competent jurisdiction, approving a petition seeking reorganization of Borrower or any other Obligor or of all or a substantial part of the assets of Borrower or any other Obligor, or appointing a receiver, sequestrator, trustee or liquidator of Borrower or any other Obligor or any of their property, and such order, judgment, or decree shall not be dismissed within sixty (60) days;
(xii)
The Mortgaged Property shall be materially injured or destroyed by fire or other casualty for which the cost of restoration is not fully insured or, if fully insured, Borrower has either (a) failed to deposit or cause to be deposited with Agent an amount, which when added to the insurance proceeds made available by Agent, is necessary to complete the restoration or (b) failed to pay all amounts, in addition to the insurance proceeds made available by Agent, is necessary to complete such restoration;
(xiii)
Except as may be otherwise specifically permitted herein or in any other Loan Document, any change in the ownership of the Mortgaged Property or the equity ownership of an Obligor;
(xiv)
Failure to discharge (by bond or otherwise) any mechanic’s or any other lien filed against the Mortgaged Property within the time periods set forth in Section 3(jj) of this Agreement.
(xv)
TCC and/or its Affiliates/Subsidiaries shall have any of their Cannabis Licenses revoked, suspended or not renewed and such Cannabis License is not reinstated, or renewed within ten (10) Business Days of the date of such revocation, suspension or non-renewal;
(xvi)
TCC or its Affiliates/Subsidiaries sell, encumber or transfer any of their Cannabis Licenses without Agent consent;
(xvii)
TCC, Borrower and their Affiliates/ Subsidiaries fail to renew the Cannabis Licenses including any licenses related to cultivation and processing;
(xviii)
An Event of Default or Additional Termination Event with respect to the Borrower as the Defaulting Party or Affected Party (as such terms are defined in the Swap Transaction Documents) or the nonpayment by Borrower of any amounts due and owing by Borrower under the Swap Transaction Documents, beyond any applicable grace and/or notice periods;
(xix)
Trulieve Holdings and/or Trulieve Tenant violate Section 7(a)(ix) of this Agreement, cease operations as an ongoing entity or are unable to pay their debts unless Agent has

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been provided with a replacement obligor within sixty (60) days of such violation (“Replacement Obligor”) that (a) has substantially the same Liquidity and Net Worth as the original Obligor as determined by Agent, (b) is otherwise acceptable under Agent’s then current underwriting criteria, and (c) executes the Guaranty and Environmental Indemnity in substantially the same form as executed by Obligors, within such time period.
(b)
Acceleration. Upon the occurrence of any Event of Default hereunder, in addition to any other rights or remedies available to it hereunder or under any other Loan Document or at law or in equity granted in any of the Loan Documents, Agent may declare the outstanding Principal Sum of the Loan, together with all accrued and unpaid interest thereon and all other sums due hereunder or under any of the other Loan Documents, to be immediately due and payable in full.
(c)
Remedies Cumulative, etc.
(i)
No right or remedy conferred upon or reserved to Agent or Agent under any of the Loan Documents, or with respect to any guaranty of payment of the Loan or of performance of any of Borrower's obligations under any of the Loan Documents or any collateral securing the payment of the Loan under any of the Loan Documents (such guaranty and such collateral, collectively, the "Collateral"), now or hereafter existing at law or in equity or by statute or other legislative enactment, is intended to be or shall be deemed exclusive of any other such right or remedy, and each and every such right or remedy shall be cumulative and concurrent, and shall be in addition to every other such right or remedy, and may be pursued singly, concurrently, successively or otherwise, at the sole, non-reviewable discretion of Agent, and shall not be exhausted by any one exercise thereof but may be exercised as often as occasion therefore shall occur. No act of Agent shall be deemed or construed as an election to proceed under any one such right or remedy to the exclusion of any other such right or remedy; furthermore, each such right or remedy of Agent shall be separate, distinct and cumulative and none shall be given effect to the exclusion of any other. The failure to exercise or delay in exercising any such right or remedy, or the failure to insist upon strict performance of any term of any of the Loan Documents, shall not be construed as a waiver or release of the same, or of any Event of Default thereunder, or of any obligation or liability of Borrower thereunder. Nothing herein, however, shall be construed to prevent Agent from waiving any condition, obligation or default it should so elect. In the event of such election by Agent, any waiver, in order to be effective, must be in writing and signed by Agent, and any such waiver shall be strictly limited in its effect to the condition, obligation or default specified therein and shall not extend to any subsequent condition, obligation or default or impair any right of Agent with respect thereto.
(ii)
The recovery of any judgment by Agent or Lender and/or the levy of execution under any judgment shall not affect in any manner or to any extent, liens or other security interests in any Collateral, or any rights, remedies or powers of Lender under any of the Loan Documents or with respect to any Collateral, but such liens and security interests, and such rights, remedies and powers of Lender shall continue unimpaired as before. Further, the entry of any judgment by Lender shall not affect in any way the interest rate payable on any amounts due to Lender under any of the Loan Documents. Interest shall continue to accrue on such amounts at the Default Rate until the unpaid balance of the Principal Sum, interest and any charges shall have been paid in full.

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(iii)
Except as to notices that are specifically provided for herein or in any of the other Loan Documents, Borrower hereby waives presentment, demand, notice of nonpayment, protest, notice of protest, or other notice of dishonor, and any and all other notices in connection with any default in the payment of, or any enforcement of the payment of, the Loan. To the extent permitted by law, Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect.
(iv)
Borrower agrees that Lender may release, compromise, forbear with respect to, waive, suspend, extend or renew any of the terms of the Loan Documents (and Borrower hereby waives any notice of any of the foregoing), and that the Loan Documents may be amended, supplemented or modified by Lender and the other signatory parties and that Lender may resort to any Collateral in such order and manner as it may think fit, or accept the assignment, substitution, exchange, pledge, or release of all or any portion of any Collateral, for such consideration, or none, as it may require, without in any way affecting the validity of any liens over or other security interest in the remainder of any such Collateral (or the priority thereof or the position of any subordinate holder of any lien or other security interest with respect thereto); and any action taken by Lender pursuant to the foregoing shall in no way be construed as a waiver or release of any right or remedy of Lender, or of any Event of Default, or of any liability or obligation of Borrower, under any of the Loan Documents.
(v)
Enter the Mortgaged Property and complete construction (i) of any Remaining Construction Work (to the extent same has not been completed as determined by Agent) substantially in accordance with the Plans and Specifications or, (ii) at Agent’s option, of the new Buildings provided that Borrower has commenced any construction work on the New Buildings on the Mortgaged Property and such New Buildings construction work has not been completed, as determined by Agent (substantially in accordance with the New Buildings Plans and Specifications). In connection therewith, Agent shall employ such persons and take whatever other action which may be reasonably necessary or desirable, in the opinion of the Agent, to complete the Remaining Construction Work or the construction work on the applicable New Buildings. All sums so expended by the Agent for the Remaining Construction Work shall be advanced by the Agent from the Escrow Agreement and based on each Lender’s Ratable Share and shall be secured by the Mortgages. Any sums advanced by the Agent for construction work on the New Buildings shall be based on Lender’s Ratable Share and secured by the Mortgages. It is understood that the Agent is under no obligation to complete the Remaining Construction Work or the construction of any New Buildings.
(d)
Default Rate. After the occurrence and during the continuance of an Event of Default or after the Maturity Date, whether or not the Agent has elected to accelerate the Debt evidenced by the Note, the Loan shall bear interest, determined on a daily basis, payable on demand, at the greater of the following rates (i) the rate set forth in Section 1(a) of the Note for the Loan plus five percentage points (500 basis points) per annum or (ii) the Agent’s Prime Rate plus five percentage points (500 basis points) (the “Default Rate”), but in no event more than the Maximum Rate in respect of Borrower, until the unpaid balance of the Principal Sum, interest and any charges shall have been paid in full. Borrower acknowledges that (i) the Default Rate is a material inducement to the Agent to make the Loan; (ii) the Agent would not have made the Loan in the absence of the agreement of Borrower to pay the Default Rate; (iii) the Default Rate represents compensation for increased risk to the Agent that the Loan will not be repaid; and (iv)

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the Default Rate is not a penalty and represents a reasonable estimate of (a) the cost to the Agent in allocating its resources (both personnel and financial) to the ongoing review, monitoring, administration and collection of the Loan, and (b) compensation to the Agent for losses that are difficult to ascertain. Unless otherwise agreed to by the Agent, the Default Rate shall (a) be applied retroactive to the date of the first occurrence of the Event of Default, (b) be computed on the basis of a 360-day year and (c) survive entry of a judgment relating to the Loan. The Agent’s Prime Rate is not necessarily the lowest rate or best rate of interest charged by Agent for commercial or other types of loans made by Lender and shall be subject to increase or decrease in such Agent’s Prime Rate effective as of the day any such change occurs. The Agent’s determination of the Agent’s Prime Rate shall be conclusive and final.
(e)
Setoff, Etc. Borrower hereby grants to Agent and Lender a lien, security interest and a right of setoff as security for all liabilities and obligations to Agent, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Agent, Lender or any entity under the control of Agent, Lender or in transit to any of them. At any time after an Event of Default, without demand or notice, Agent or Lender may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE AGENT OR LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS, COLLATERAL OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. Agent shall not be required to marshal any present or future security for, or guarantees of, the obligations or to resort to any such security or guarantee in any particular order and Borrower waives, to the fullest extent that it lawfully can, (i) any right it might have to require Agent to pursue any particular remedy before proceeding against Borrower and (ii) any right to the benefit of, or to direct the application of the proceeds of any Collateral until the obligations are paid in full.
(f)
Costs and Expenses. Following the occurrence of any Event of Default hereunder, Borrower shall pay to Agent, within ten (10) Business Days of written demand by Agent, all reasonable costs and expenses (including all reasonable amounts paid to attorneys, accountants, real estate brokers, appraisers, and other advisors employed by Agent and Lender and to any contractors for labor and materials), actually incurred by Agent in the exercise of any of its rights, remedies or powers under any of the Loan Documents, as a secured or unsecured creditor, as the case may be, of Borrower, or any other Obligor, or with respect to any Collateral, and any amount thereof not paid within such ten (10) Business Day period together with interest thereon at the Default Rate from the date of such demand, shall become part of the Loan and shall be secured by the Mortgages and all other Collateral. In connection with and as part of the foregoing, in the event that any of the Loan Documents are placed in the hands of an attorney for the collection of any sum payable thereunder, Borrower agrees to pay reasonable attorneys' fees for the collection of the amount being claimed under such Loan Document, as well as all costs, disbursements, and allowances provided by law, the payment of which sums shall be secured by the Mortgages and all other Collateral. Nothing in this paragraph 7(f) shall limit the obligation of Borrower to pay any and all actual costs and expenses for which Borrower is otherwise liable under any of the Loan Documents.

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(g)
Lender's Appointment as Attorney-in-Fact.
(i)
Borrower hereby irrevocably constitutes and appoints Agent and any officer or agent thereof, with full power of substitution, as their true and lawful attorney‑in‑fact following an Event of Default with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, from time to time in Agent's discretion for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives Agent the power and right, on behalf of Borrower, upon written notice to, but without the assent by Borrower, to do the following:
(A)
to ask, demand, collect, receive and give acquittances and receipts for any and all monies due and to become due under or in connection with any Collateral and, in the name of Borrower or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Agent for the purpose of collecting any and all such monies due under any Collateral whenever payable; and
(B)
(1) to direct any party liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Lender or as Lender shall direct; (2) to receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as may be designated by Agent; (3) to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (4) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents relating to the Collateral; (5) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (6) to defend any suit, action or proceeding brought against Borrower with respect to any Collateral; (7) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Agent may deem appropriate; (8) Intentionally Omitted; and (9) generally, to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Agent and Lender were the absolute owner thereof for all purposes, and to do, at Agent's option and Borrower’s expense, at any time or from time to time, all acts and things which Lender deems necessary to protect, preserve or realize upon the Collateral and Lender's security interest therein, in order to effect the intent of this Agreement.
(ii)
Borrower hereby ratifies all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest.
(iii)
The powers conferred on Agent on behalf of Lender hereunder are solely to protect the interests of Lender in the Collateral and shall not impose any duty upon it to exercise any such powers. Agent shall be accountable only for amounts that it actually receives as a result

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of the exercise of such powers, and neither it nor any of its officers, employees or agents shall be responsible to Borrower for any act or failure to act.
8.
Further Assurances; Corrections

. Borrower shall, within five (5) Business Days of Agent’s request, execute any documents, provide any lien or other searches, and do anything that Agent determines to be reasonably necessary to establish, perfect, assure, or maintain the existence and priorities of, Lender’s liens against the Mortgaged Property, the reasonable costs of so doing to be paid by Borrower. In case of the occurrence of any errors in the execution of the Loan Documents, Borrower authorizes Agent on behalf of Lender to make all necessary corrections in order to cause the Loan Documents to conform to the terms and conditions agreed to by Borrower, Agent and Lender.

9.
Material Adverse Change

. The term “material adverse change” used in this Loan Agreement or in any other Loan Document means any set of circumstances or events which:

(a)
has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of the Loan Documents,
(b)
is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of Borrower taken as whole, unless the Borrower is in compliance, as determined by the Agent, with the Financial Covenants in Section 3(h),
(c)
impairs materially or could reasonably be expected to impair materially the ability of Borrower taken as a whole to duly and punctually pay or perform its obligations, or
(d)
impairs materially or could be reasonably expected to impair materially the ability of Lender to enforce its legal remedies under applicable law pursuant to the Loan Documents.
(e)
results in any business activity conducted by Borrower being a Restricted Cannabis Activity.
10.
Agent.
(a)
Actions.

If Agent shall have reasonable cause to believe that any action or proceeding related to the Mortgaged Property could, if adversely determined, have a material adverse effect upon the rights or interests of Agent and/or Lender under this Agreement or any of the other Loan Documents, Agent shall have the right to commence, appear in and defend such action or proceeding, and in connection therewith Agent may pay necessary expenses, employ counsel, and pay reasonable attorneys’ fees. Borrower agrees to pay to Agent, within ten (10) Business Days after demand therefor by Agent, all actual and reasonable costs and expenses actually incurred by Agent in connection therewith, including without limitation reasonable attorneys’ fees, together

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with interest from the date of expenditure at the Default Rate, if an Event of Default shall have given rise to such action or proceeding. Borrower’s Obligations to repay such expenses shall be secured by the Loan Documents.

(b)
Authorization and Action.
(i)
Each Lender hereby appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Note), Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Lender, and such instructions shall be binding upon all Lenders; provided, however, that Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to this Agreement or applicable law. Agent agrees to give to each Lender prompt notice of each material notice given to it by Borrower pursuant to the terms of the Loan Documents.
(ii)
By their execution of this Agreement, all of the Lenders hereby authorize and direct Agent to act on their behalf in all respects in connection with the Loan Documents and the making of the Loan (but subject to paragraph (v) below) and agree with Borrower that Borrower shall only be required to and shall only deal with Agent and each of the Lenders shall be bound by any acts of Agent.
(iii)
Except as otherwise expressly provided in this Agreement, Agent (i) shall take all such actions hereunder and under the other Loan Documents which are not inconsistent with the terms hereof or thereof as the Majority Lenders (as hereinafter defined) shall instruct and (ii) shall not take any material actions hereunder or under the Loan Documents contrary to the instructions of the Majority Lenders (and shall be fully protected in so acting or refraining from acting upon such instructions) and such instructions shall be binding upon all Lenders; provided, however, that the Majority Lenders shall not have the right to require any Lender to fund its Ratable Share of any amount which is Advanced in excess of the total amount of the Loan. Any provision of this Agreement which grants to Agent the right to make a decision at its sole discretion or in its reasonable judgment or at its option or any other similar provision is intended, unless the context shall clearly require otherwise, to apply only to relations between Borrower and Agent and the respective rights and obligations of Borrower and Agent hereunder and shall not apply to the relations between Agent and the Lenders or the respective rights and obligations of Agent and the Lenders hereunder.
(iv)
Promptly after Agent acquires actual knowledge thereof, Agent will give written notice to each Lender of any Lien on the Mortgaged Property or Event of Default under this Agreement or any of the other Loan Documents which in Agent’s judgment adversely affects any of the Lender’s interests in the Loan. Agent agrees to consult with Lenders in respect of any material remedial action to be taken in respect of any such Default and shall act substantially in accordance with any decision of the Majority Lenders (and shall be fully protected in so acting). Agent agrees that during a period of forty‑five (45) days from Agent’s notice to Lenders of any

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such Event of Default, Agent will not take any such material remedial action without the prior agreement of the Majority Lenders unless in Agent’s good faith judgment it is necessary to take more prompt remedial action within such period, with or without the agreement of the Majority Lenders, in order to preserve any collateral for the payment of the Loan or substantive rights or remedies under any of the Loan Documents. Agent shall advise Lenders from time to time of such remedial action as Agent shall have taken. Notwithstanding the foregoing, if the Majority Lenders do not agree on the action to be taken, except as expressly set forth in this Section, Agent reserves the right, in its sole discretion, in each instance, without prior notice to Lenders, to consent to any action or failure to act by Borrower, and to exercise or refrain from exercising any powers or rights Agent may have under or in respect of this Agreement or any of the other Loan Documents relative thereto or any collateral therefor, which would be reasonable. All losses and expenses incurred by Agent in connection with the Loan, the enforcement thereof or the realization of the security therefor shall be borne by the Lenders in accordance with their ratable interest in the Loan, and Lenders will, upon request, reimburse Agent for their Ratable Shares of any expenses incurred by Agent in connection with any such default, any advances made to pay taxes or insurance premiums or other charges or otherwise to preserve the lien of the Mortgage or to preserve and protect the Mortgaged Property, any other expenses incurred in connection with the enforcement of the Mortgage, and any expenses incurred by Agent in connection with the consummation of the Loan not paid or provided for by Borrower.
(v)
Except as otherwise provided in this Agreement, any provision of this Agreement or the other Loan Documents may be modified or supplemented only by an instrument in writing signed by Borrower and Agent and any provisions of this Agreement or the other Loan Documents may be waived by Agent, provided that no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders or by Agent acting with the consent of all of the Lenders, (i) increase or extend the term of the Loan except as otherwise expressly provided in this Agreement, (ii) extend the date fixed for the payment of principal of or interest on the Loan or the amount of any fee payable hereunder (other than any administrative fee, if applicable), (iii) reduce the amount of any such payment of principal or of any such fee, (iv) reduce the rate at which interest is payable on the Loan, (v) alter the terms of this Section 10(b), (vi) release, substitute or exchange any material portion of the collateral for the Loan except in accordance with the provisions of the Loan Documents related thereto, (vii) modify the definition of the term “Majority Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or receive any rights hereunder or to modify any provision hereof or of any other Loan Document, (viii) release any Guarantor or any other person liable on the Loan from any of their material obligations with respect to the Loan or the completion of the Improvements, (ix) subordinate the Liens created by the Loan Documents to any other liens securing indebtedness of Borrower or otherwise, (x) the determination of what constitutes an Extraordinary non-recurring expense by the Borrower in Section 3(h) or (xi) waive any Borrower covenant set forth in Section 3 of this Agreement, (any such modification, supplement or waiver described in clauses (i) through (xi) and any other action that expressly requires the consent of all Lenders hereunder is herein referred to as a “Major Decision”); and provided, further, that any modification or supplement of Section 10 hereof, or of any of the rights or duties of Agent hereunder, shall require the consent of Agent. The provisions of this subsection are solely for the benefit of the Lenders and Agent and shall not create any rights in Borrower.

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(c)
Agent’s Reliance, Etc. Agent shall administer this Agreement and the other Loan Documents and service the Loan in accordance with the terms and conditions of this Agreement and with the same degree of care as the Agent would use in servicing a loan of similar size and type held for its own account; provided, however, that none of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent: (i) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of Borrower or to inspect the Property (including the books and records) of Borrower; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.
(d)
Agent as a Lender. With respect to Agent’s ownership interest in the Loan and the Loan Documents as a Lender, Agent in its capacity as a Lender shall have the rights and powers of a Lender under this Agreement and the other Loan Documents as set forth herein and therein and may exercise the same as though it were not Agent. Agent in its capacity as a Lender and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of accept investment banking engagements from and generally engage in any kind of business with, Borrower, any of its Affiliates and/or subsidiaries and any Person who may do business with or own securities of Borrower, any of its Affiliates and/or subsidiaries, all as if such Lender were not the Agent and without any duty to account therefor to the other Lenders.
(e)
Distribution of Payments by Agent to Lenders. Agent shall promptly distribute to each Lender its Ratable Share of any payment on account of principal or interest or any extension fee received by Agent by credit to an account of such Lender at Agent or by wire transfer to an account of such Lender in accordance with written wiring instructions received by Agent from such Lender, or to such other person or in such other manner as such Lender may designate, provided any other designated account is maintained at a commercial bank located in the United States of America. If any payments are received by Agent after 11:00 a.m. (New Jersey time), then provided Agent shall not be able to distribute to each Lender its Ratable Share of any such payment on the same day as such payment is received by Agent, Agent shall hold such payment to the extent not so distributed for the benefit of the respective Lenders ratably, shall invest any such Lender’s Ratable Share not so distributed in overnight federal funds for the benefit of such Lender and such Lender shall be entitled to receive its Ratable Share of such payment together with interest earned thereon on the following Business Day.
(f)
Indemnification of Agent by Lenders. Each Lender severally agrees to indemnify the Agent (to the extent not promptly reimbursed by Borrower) from and against such

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Lender’s ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agent under the Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by Borrower hereunder or under any Loan Document, to the extent that the Agent is not promptly reimbursed for such costs and expenses by Borrower. The failure of any Lender to reimburse the Agent promptly upon demand for its ratable share of any amount required to be paid by the Lender to the Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Agent for such other Lender’s ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 10 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

“Majority Lenders” for purposes of Section 10, shall mean, at any time, all of the Lenders named on Schedule 1 attached hereto, and any of their successors and/or assigns. Any decision made by the Majority Lenders shall require the unanimous approval of all of the Lenders.

11.
Miscellaneous.
(a)
Time of the Essence. All dates and times for the performance of Borrower's obligations set forth herein shall be deemed to be of the essence of this Agreement.
(b)
Complete Agreement; Modification of Agreement. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in this paragraph 11(b). Any letter of interest, commitment letter, and/or fee letter between any Obligor and Lender predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement. No amendment, modification, termination or waiver of any provision of this Agreement or the Note, or any consent to any departure by any Obligor therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower, Agent and Lender.
(c)
Severability. In the event that for any reason one or more of the provisions of this Agreement or their application to any person or circumstance shall be held to be invalid, illegal or unenforceable in any respect or to any extent, such provisions shall nevertheless remain valid, legal and enforceable in all other respects and to such extent as may be permissible. In addition, any such invalidity, illegality or unenforceability shall not affect any other provision hereof, but

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this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
(d)
Successors and Assigns; etc. This Agreement inures to the benefit of and binds the parties hereto and their respective successors and assigns, and the words "Borrower", “Agent” and "Lender" whenever occurring herein shall be deemed to include such respective successors and assigns. However, except as specifically provided in Sections 3(b, 3(k) ) and the a sale of the Mortgaged Property and the corresponding and simultaneous payment by the Borrower to the Agent of the Aggregate Debt, all Swap amounts due under the Note and all other monetary sums owed by Borrower to Agent under the Loan Documents all as determined by the Agent, Borrower shall not voluntarily, or by operation of law, assign or transfer any interest which it may have under this Agreement or convey the Mortgaged Property, or any part thereof, without the prior written approval of Agent. Agent and Lender may assign or otherwise transfer the Loan and any or all of the Loan Documents to any other person, and such other person shall thereupon become vested with all of the benefits in respect thereof granted to Lender herein or otherwise without the consent of or notice to Borrower. Notwithstanding anything to the contrary herein, Agent and Lender shall have the right to sell participations in the Loan or assign the Loan in its entirety to any other persons or entities without the consent of or notice to Borrower, but subject to the rights of the Majority Lender, provided that Agent and Lender shall not sell participations or assign the Loan to (i) persons or entities, excluding however, any lenders and non-institutional lenders (ii) who are involved in the sale, growth, processing or dispensing of cannabis products, (iii) are competitors of TCC, and (iv) named in a list of TCC competitors that Borrower shall provide to Agent on a quarterly basis as an attachment to the Quarterly Certificate (“TCC Competitor List”), provided however, that Agent and Lender shall have right, in their sole discretion, to sell to a TCC Competitor after the occurrence and during the continuance of an Event of Default for (a) the failure to deliver Wind Insurance pursuant to Section 7(a)(v), (b) comply with the Financial Covenants pursuant to Section 7(a)(iv) or (c) any monetary Event of Default. Borrower hereby consents that, without notice to Borrower, Agent may disclose to any prospective purchaser of any securities issued or to be issued by Agent and Lender, and any prospective or actual purchaser or transferee of any participation or other interest (whether in whole or in part) in the Loan or any other loans made by Agent to Borrower, any financial or other information, data or material (including, without limitation, any tax returns) in Agent’s possession relating to Borrower, Guarantors, indemnitors or the Loan. Notwithstanding these foregoing provisions, Agent or Lender may at any time pledge or assign all or any portion of such Lender’s rights under this Agreement and the other Loan Documents to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release Lender from such Lender’s obligations hereunder or under any other Loan Document.
(e)
Notices. Any notice, demand, or request hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when personally presented, or sent by any nationally recognized overnight courier to such party at its address set forth below or sent by certified or registered mail, return receipt requested, to such party at its address set forth below:

Borrower: Trulieve Capps Highway LLC

3494 Martin Hurst Road

Tallahassee, Florida 32312

Attention: Eric Powers

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with a copy to DLA Piper (Canada) LLP

Borrower’s attorney: Suite 6000, 1 Canadian Place

PO Box 367, 100 King St W

Toronto, Ontario

M5X 1E2

Canada

Attention: Derek Sigel, Esq.

Agent: Valley National Bank

1455 Valley Road

Wayne, New Jersey 07470

Attention: John Meyer

with a copy to Sills Cummis & Gross, P.C.

Agent’s attorney: One Riverfront Plaza

Newark, New Jersey 07102

Attention: Mark Levenson, Esq.

Such notice shall be deemed to be given when received if delivered personally, on the next business day if sent by an overnight commercial courier or two days after the date mailed if sent by certified or registered mail. Any notice of any change in such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

(f)
Definitions; Number and Gender In the event Borrower consists of more than one individual or entity, the obligations and liabilities hereunder of each of them shall be joint and several and the word “Borrower” shall mean all or some or any of them.
(i)
For purposes of this Agreement, the singular shall be deemed to include the plural and the neuter shall be deemed to include the masculine and feminine, as the context may require.
(ii)
The words “Loan Agreement”, “Mortgage “, “Note”, and “Loan Document” shall include any supplements to or any amendments of or restatements of this Agreement, the Mortgage, the Note, and any of the other Loan Documents.
(iii)
“Affiliate” as used in the Loan Documents shall mean, as to any Person, any other Person that (a) directly or indirectly, owns more than twenty percent (20%) of such Person, (b) is in Control of, is Controlled by or is under common ownership or Control with such Person or (c) is a director or officer of such Person or of an Affiliate of such Person.
(iv)
The words “Aggregate Debt” as used in this Agreement and in each Mortgage means the indebtedness evidenced by the applicable Note secured by such Mortgage and any of the other Loan Documents, and any Swap Indebtedness, including all principal and interest together with all other indebtedness and costs and expenses for which the Borrower is

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responsible under such Note, or under any of the other Loan Documents, or under any of the Swap Transaction Documents. Specifically, without limitation, the indebtedness and obligations of the Borrower shall also include all assessments, losses, fees and costs of any kind or nature incurred by Agent or Lender under any and all Swap Transaction Documents by and between Borrower, Agent and Lender, which arise, directly or indirectly, as a result of Borrower’s prepayment of the principal amount of a Note, in whole or in part, whether voluntary or involuntary.
(v)
“Cannabis License” means any permit, approval, authorization, license, registration, variance or permission from any Governmental Authority (including without limitation, the Florida Department of Health, Office of Medical Marijuana Use), that authorizes the holder of recipient thereof to cultivate, manufacture, process, transport, distribute, dispense or otherwise market and sell cannabis in compliance with State Cannabis Laws.
(vi)
“Change in Cannabis Law” shall mean any change in applicable law, including Federal Cannabis Law and State Cannabis Law: (a) that would make it unlawful for Lender to (i) perform any of its obligations hereunder or under any other Loan Document of (ii) to fund or maintain the Loan, (b) pursuant to which any Governmental Authority has enjoined Lender from (i) performing any of its obligations hereunder or under any other Loan Document, or (ii) funding or maintaining the Loan, or (c) that would result in any business activity conducted by Borrower being a Restricted Cannabis Activity.
(vii)
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C.§ 1 et seq.), as amended from time to time, and any successor statute.
(viii)
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the day-to-day management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.
(ix)
“Financial Contract” as used in the Loan Documents means (1) an agreement (including terms and conditions incorporated by reference therein) which is a rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap, bond option, interest rate option, foreign exchange agreement, rate cap agreement, rate floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, and other similar agreement (including any option to enter into any of the foregoing; (2) any combination of the foregoing; or (3) a master agreement for any of the foregoing together with all amendments and supplements.
(x)
“Federal Cannabis Law” means any federal laws of the United States treating cannabis and related products as illegal or as controlled substances.
(xi)
“Governmental Authority” means any court, board, agency, commission, office, authority, department, bureau or instrumentality of any nature whatsoever or any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.
(xii)
“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any

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federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.
(xiii)
“Restricted Cannabis Activities” means, in connection with the cultivation, distribution, sale and/or possession of cannabis and related products: (a) any activity that is not permitted under applicable State Cannabis Laws; (b) notwithstanding compliance with applicable State Cannabis Laws, any activity which a Governmental Authority asserts is unlawful under Federal Cannabis Law and Borrower is enjoined by such Governmental Authority from conducting such activity; (c) the distribution and sale of cannabis and related products to minors that is not approved under a State Cannabis Law; (d) payments to criminal enterprises, gangs cartels and persons subject to economic or financial sanctions by the United States government; (f) diversion of cannabis and related products from states where it is legal under State Cannabis Laws to other States in the Under States where it is illegal, but only to the extent such diversion of cannabis and related products in prosecuted by a Governmental Authority; (g) use of activities permitted under State Cannabis Law as a cover or pretext for the trafficking of other controlled substances or illegal drugs or other illegal activity; (h) the commission, or making of threats, of violence and the use of firearms in violation of applicable law; (h) growing cannabis and related products on public lands, which are lands that are owned collectively by united states citizens and managed by Governmental Authorities and would include, but not be limited to, national and state parks, national forests, nature conservancy and national monuments (i) directly or indirectly, aiding, abetting or otherwise participating in a common enterprise with any person in any of the foregoing activities.
(xiv)
“State Cannabis Law” means (a) any law enacted by any State of the United States which legalizes cannabis and related products in some form and which implements strong and effective regulatory and enforcement systems to control the cultivation, distribution, sale and/or possession of cannabis and related products, and (b) any regulation, ordinance, rule, order, policy, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority of such State under, pursuant to or in connection with such law.
(xv)
“Subsidiary” shall mean, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (b) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of TCC, Trulieve Tenant and/or Trulieve Holdings and any predecessors of such Subsidiary or Subsidiaries.
(xvi)
“Swap Indebtedness” means indebtedness, liabilities, fees, costs, assessments, or obligations, now existing or hereafter arising, due or to become due, absolute or contingent, of the Borrower to (i) Agent or to any Lender under any Swap Transaction, Swap Transaction Documents, or Financial Contract or (ii) the Agent or any Lender on the date of this

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Agreement with respect to any Swap Transaction, Swap Transaction Documents, or Financial Contract in effect on or as of the date of this Agreement.
(xvii)
“Swap” and/or “Swap Transaction” as used in the Loan Documents shall mean one or more agreements between the Borrower, Agent and Lender with respect to any interest rate swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more interest rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk of value.
(xviii)
“Swap Transaction Documents” shall mean any and all documents related to any Swap Transactions by and between the Borrower and Lender, including but not limited to the following: 2002 ISDA Master Agreement, the Schedule to the Master Agreement, any Credit Support Annexes, any Swap Trade Confirmation, Risk Disclosure Statement, Eligible Contract Participant Verification Form, and Financial Contracts.
(g)
Conflicts Between Instruments. In the event of any conflict between the provisions of this Agreement and the provisions of any of the other Loan Documents, the provisions of this Agreement shall prevail.
(h)
Captions. The captions or headings of the paragraphs of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the terms or provisions of this Agreement.
(i)
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to principles applicable to conflicts of laws.
(j)
Jurisdiction; Venue. Borrower hereby agrees to the jurisdiction of the state and federal courts located in the State of Florida for any and all issues arising either directly or indirectly in any action or proceeding between Borrower and Lender or their respective successors and assigns, out of or in any way connected with this Agreement.
(k)
JURY TRIAL WAIVER. BORROWER, AGENT AND LENDER HEREBY WAIVE ANY AND ALL RIGHTS THAT THEY MAY HAVE NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING EITHER DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING BETWEEN BORROWER, AGENT AND LENDER OR THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, OUT OF OR IN ANY WAY CONNECTED WITH THE LOAN AGREEMENT. IT IS INTENDED THAT THIS WAIVER OF JURY TRIAL SHALL APPLY TO ANY AND ALL CLAIMS, DEFENSES, RIGHTS, AND/OR COUNTERCLAIMS IN ANY ACTION OR PROCEEDING.
(l)
Counterparts; Electronic Signatures. To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively

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constitute a single instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages. A manually signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. Agent is also entitled to rely on all ancillary and supporting documentation delivered by electronic transmission.

SIGNATURES TO FOLLOW ON NEXT PAGE

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IN WITNESS WHEREOF, Borrower, Agent and Lender have executed or caused this Agreement to be executed on the date first above written.

BORROWER:

TRULIEVE CAPPS HIGHWAY LLC

By: /s/Eric Powers Name: Eric Powers Title: Secretary

AGENT:

VALLEY NATIONAL BANK

By: /s/John Meyer
Name: John Meyer
Title: Senior Vice President

LENDER:

VALLEY NATIONAL BANK

By: /s/John Meyer
Name: John Meyer
Title: Senior Vice President

FIRST FEDERAL BANK

By: /s/Robert Turbeville

Name: Robert Turbeville

Title: Chief Lending Officer

COGENT BANK

By: /s/Arturo E. Rios

Name: Arturo E. Rios

Title: Senior Vice President

[Acknowledgement for Borrower only follows on next page]

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STATE OF FLORIDA)

) ss.:

COUNTY OF LEON )

The foregoing instrument was acknowledged before me by means of ☑ physical presence or ☐ online notarization, this 26th day of December, 2022, by Eric Powers, as Secretary of TRULIEVE CAPPS HIGHWAY LLC, a Florida limited liability company, on behalf of said limited liability company. He is personally known to me or provided _____________ as identification.

/s/Samantha A. Zadikow
Notary Public, State of Florida

My Commission Expires: December 26, 2025

(NOTARY SEAL)

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SCHEDULE 1

LENDERS’ RATABLE SHARE

Lender’s Name Ratable Loan Percentage/Ratable

Amount Share

[***]

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